Exhibit 10.10

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (hereinafter referred to as this “Agreement”) is made on October 15, 2018 in Shanghai by and among:

Party A: Shanghai KunJia Technology Co., Ltd.

Registered address: Room 6106, Building 4, 5475 Yunchuan Road, Baoshan District, Shanghai

Legal representative: Dinggui Yan

Party B1: Dinggui Yan, ID card number: 510113196810052211

Address: Room 503, 7 Lane 1269, Zhangyang Road, Pudong New Area, Shanghai

Party B2: Shanghai Jinmushuihuotu Investment Center (Limited Partnership)

Registered address: Room A578, 5503 Yunchuan Road, Baoshan District, Shanghai

Managing partner: Shanghai Jinmushuihuotu Marketing and Planning Co., Ltd.

Party B3: Guanglin Zhang, ID card number: 512929197410112212

Address: Room 1602, Unit 1, Building 1, 50 Wende Road, Chenghua District, Chengdu

Party B4: Yuanle Wu, ID card number: 330225198409017715

Address: No. 66 Group 2, Xibiantang Village, Xiaotang Town, Xiangshan County, Zhejiang Province

Party C: Shanghai Jiayin Finance Technology Co., Ltd.

Registered address: Room 2257, Building 5, 1630 Yecheng Road, Jiading Industrial Zone, Shanghai

Legal representative: Dinggui Yan

In this Agreement, Party B1, Party B2, Party B3 and Party B4 are hereinafter collectively referred to as “Party B”, and each of Party A, Party B and Party C is hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.

Party A is a wholly foreign-owned enterprise duly incorporated and validly existing in the People’s Republic of China (hereinafter referred to as the “PRC”, and for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan);

2.	Party C is a company limited by shares incorporated and validly existing under the laws of the PRC;

3.

Party B consists of shareholders of Party C in which Dinggui Yan holds 58% shares, Shanghai Jinmushuihuotu Investment Center (Limited Partnership) holds 27% shares, Guanglin Zhang holds 12% shares, and Yuanle Wu holds 3% shares;

4.

The managing partner (general partner) of Shanghai Jinmushuihuotu Investment Center (Limited Partnership) is Shanghai Jinmushuihuotu Marketing and Planning Co., Ltd. (hereinafter referred to as “Jinmushuihuotu Marketing”). Party B1 is a shareholder and the actual controller of Jinmushuihuotu Marketing, holding 95% equity interests in Jinmushuihuotu Marketing; Party B3 is a shareholder of Jinmushuihuotu Marketing, holding 5% equity interests of Jinmushuihuotu Marketing;

5.

The Parties jointly or severally entered into a set of agreements on June 29, 2018, including without limitation the Exclusive Consultation and Service Agreement, Equity Pledge Agreement and Power of Attorney; and

6.

Party B intends to grant to Party A or a qualified entity designated by Party A an exclusive option to, subject to the requirements of the PRC law, at any time purchase all or any of the shares/assets of Party C from Party B or any member of Party B; the Parties intend to amend the subject matter of the Exclusive Call Option Agreement entered into on June 29, 2018 among the Parties.

NOW, THEREFORE, through negotiation, the Parties hereby agree as follows:

1	Sale and Purchase of Shares or Assets

1.1	Grant of Option

1.1.1

Party B hereby irrevocably grants to Party A an option to, at one or more occasions, purchase or designate any person or persons (hereinafter referred to as the “Designated Person”) to purchase from Party B all or part of the shares held by it in Party C that are not subject to legal restriction on transfer, whether the number or ratio of shares held by Party B will change in the future or not, at any time according to the steps for exercise of the option as determined by Party A at its sole discretion to the extent permitted by the PRC laws and at the price specified in Article 1.3 hereof (hereinafter referred to as the “Share Call Option”). Except for Party A and the Designated Person, no third party shall have the Share Call Option or any other rights relating to Party B’s shares.

1.1.2

Party C hereby irrevocably grants to Party A an option to, at one or more occasions, purchase or designate any person or persons (hereinafter referred to as the “Designated Person”) to purchase from Party C all or part of its assets at any time according to the steps for exercise of the option as determined by Party A at its sole discretion to the extent permitted by the PRC laws and at the price specified in Article 1.3 hereof (hereinafter referred to as the “Asset Call Option”, together with the Share Call Option, referred to collectively as the “Call Option”). Except for Party A and the Designated Person, no third party shall not have the Asset Call Option or any other rights relating to Party C’s assets.

1.1.3

Party B hereby agrees that, when Party A exercises the Share Call Option, if part of Party B’s shares are restricted from transfer by the Company Law of the People’s Republic of China and other relevant laws and regulations, Party B shall use all its efforts (including without limitation, leaving office and granting right to yields and option to Party A) to satisfy the exercise of the Share Call Option by Party A.

1.1.4	The term “person” specified in this Article and this Agreement shall refer to individuals, corporations, joint ventures, partnerships, trusts or non-corporate bodies.

1.2	Steps for Exercise of Call Option

1.2.1

Exercise of the Call Option by Party A shall be subject to the provisions of the PRC laws and regulations. When exercising the Share Call Option, Party A shall give a written notice to Party B (hereinafter referred to as the “Share Purchase Notice”), specifying: (a) the decision of Party A to exercise the Share Call Option; (b) the portion of shares proposed to be purchased by Party A from Party B (hereinafter referred to as the “Purchased Shares”); (c) the date to transfer the shares; and (d) (if the transferee is not Party A) the Designated Person.

1.2.2

When exercising the Asset Call Option, Party A shall give a written notice to Party C (hereinafter referred to as the “Asset Purchase Notice”, together with the Share Purchase Notice, the “Purchase Notice”), specifying: (a) the decision of Party A to exercise the Asset Call Option; (b) the assets proposed to be purchased by Party A from Party C (hereinafter referred to as the “Purchased Assets”); (c) the date to purchase the assets; and (d) (if the transferee is not Party A) the Designated Person.

1.3	Share or Asset Purchase Price

1.3.1

The purchase price of the Purchased Shares or the Purchased Assets shall be RMB1 or the lowest price permitted by the PRC law. If an evaluation is required under the PRC law when Party A exercises its Call Option, the Parties shall reach an agreement separately through negotiation in good faith, and make necessary adjustment to such share or asset purchase price based on the evaluation to comply with the requirements of any then prevailing PRC laws.

1.4	Transfer of Purchased Shares or Purchased Assets

Each time Party A exercises the Call Option:

1.4.1

Party C shall hold a meeting on matters of share transfer in accordance with its articles of association, during which Party B and relevant personnel shall, in a timely manner, vote in favor of the transfer of shares or assets to Party A and/or the Designated Person;

1.4.2

Party B/Party C shall enter into a share/asset transfer agreement (hereinafter referred to as the “Transfer Agreement”) with Party A and/or the Designated Person in accordance with this Agreement or the Purchase Notice; and

1.4.3

The relevant parties shall execute all other required agreements or documents, obtain all required government approvals and consents, and take all required actions to convey the valid ownership of the Purchased Shares or the Purchased Assets to Party A and/or the Designated Person without any security interest being attached thereto and procure Party A and/or the Designated Person to become the registered owner(s) of the Purchased Shares or the Purchased Assets. For the purpose of this Article and this Agreement, “security interest” shall include mortgage, pledge, other form of third party rights or interests, any share option, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, for the avoidance of doubt, excluding any security interest arising under Party B’s equity pledge agreements. For the purposes of this Article and this Agreement, “Party B’s equity pledge agreements” refer to the Equity Pledge Agreements dated June 29, 2018 and as amended, supplemented and modified from time to time, and its appendix(es) by and among Party A, Party B and Party C (hereinafter referred to as the “Equity Pledge Agreements”), according to which Party B pledges all shares held by it in Party C to Party A as security for Party C’s performance of its obligations under the Exclusive Consultation and Service Agreement and the Power of Attorney jointly or severally executed by the Parties on June 29, 2018 and as amended, supplemented and modified from time to time, and their appendix(es).

1.5	Payment of Purchase Price

1.5.1	Party A shall pay the purchase price as set out in Article 1.3 to Party B or Party C in the manner agreed by the Parties.

2	Undertakings Relating to Shares

2.1	Party C undertakes that:

2.1.1

it shall remain its valid existence in accordance with good financial and business standards and practices by operating its business and handling its corporate affairs in a prudent and efficient manner;

2.1.2

without the prior written consent of Party A, it shall not, at any time after the date hereof, sell, transfer, mortgage or otherwise dispose of the legal or beneficial interest in any assets, businesses or revenues of Party C, nor allow any other security interest to be created thereon;

2.1.3

without the prior written consent of Party A, it shall not incur, inherit, guarantee or allow existence of any debt, except for legal debts incurred in the normal or ordinary course of business other than through loans, and debts disclosed to Party A for which Party A’s written consent has been obtained;

2.1.4

it shall always operate all of its businesses in the ordinary course of business to maintain Party C’s asset value, and shall refrain from any action/omission that may affect its business operation and asset value;

2.1.5

without the prior written consent of Party A, it shall not enter into any material agreement (including but not limited to any loan agreement, external security agreement, property disposal agreement and any other agreement that will bring debt to or have substantial adverse effect on the company), except for those agreements that are entered into in the ordinary course of business (for the purpose of this paragraph, an agreement with a value exceeding RMB ten million (10,000,000) shall be deemed as a material agreement);

2.1.6	without the prior written consent of Party A, it shall not provide any loan or credit to any person;

2.1.7	it shall, at the request of Party A, provide Party A with information relating to the business operation and financial condition of Party C;

2.1.8

where it is possible, Party C shall take out and maintain insurance from an insurance company accepted by Party A. The coverage and type of insurance shall be the same as those of the insurance typically taken out by other companies that operate businesses similar to Party C in the same region and possess property or assets similar to Party C;

2.1.9	without the prior written consent of Party A, it shall not merge or consolidate with, or acquire or invest in any person;

2.1.10	it shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, businesses and revenues;

2.1.11

for the purpose of maintaining the ownership by Party C of all its assets, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate claims or raise necessary and appropriate defenses against all claims;

2.1.12

without the prior written consent of Party A, it shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s request, Party C shall immediately distribute all or part of its distributable profits to its shareholders; and

2.1.13	at the request of Party A, it shall appoint any person designated by Party A as a director of Party C.

2.2	Party B undertakes that:

2.2.1

without the prior written consent of Party A, it shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease its registered capital, or otherwise change the structure of its registered capital;

2.2.2

without the prior written consent of Party A, it shall not, at any time after the date hereof, sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the shares, nor allow any other security interest to be created thereon, except for the security interest created hereunder and the pledge created over Party B’s shares under Party B’s equity pledge agreements;

2.2.3	within the term hereof, it shall not otherwise grant options or similar rights to any other third party;

2.2.4

with in the term hereof, it shall procure and ensure Party C shall operate its business in compliance with relevant applicable laws, regulations and requirements as well as other rules and documents issued by competent governmental authorities, and there will not be any material adverse effect on the business operation or assets of the company due to any breach of the above requirements;

2.2.5

it shall maintain its valid existence in accordance with good financial and business standards and practices by operating its business and handling its affairs in a prudent and efficient manner, and it shall make its best efforts to obtain and maintain that Party C continues to have all permits, licenses and approvals that are necessary for its operation and ensure that such permits, licenses and approvals will not be cancelled, revoked or declared to be invalidated;

2.2.6	it shall, at the request of Party A, provide Party A with information relating to the business operation and financial condition of Party C;

2.2.7

it shall procure Party C’s board of directors not to approve, without the prior written consent of Party A, the sale, transfer, mortgage or disposal in any other manner of any Party C’s assets, nor allow any security interest to be created thereon;

2.2.8

it shall procure Party C’s board of directors not to approve, without the prior written consent of Party A, Party C’s merger or consolidation with any other person, or Party C’s acquisition of any other person or its investment into any other person, or any other transaction or act which may have significant adverse effect on Party C’s assets, liabilities, operation, shares and its legal rights, or Party C’s voluntary close of business, liquidation or dissolution;

2.2.9

it shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to any shares held by it or any event which may have any adverse effect on such shares;

2.2.10

it shall procure the board of directors of Party C to vote in favor of the transfer of the Purchased Shares or that of the Purchased Assets as set forth in this Agreement and take any other actions at the request of Party A;

2.2.11

for the purpose of maintaining the ownership by Party B of the shares, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate claims or raise necessary and appropriate defenses against all claims;

2.2.12	at the request of Party A at any time, it shall unconditionally and promptly transfer its shares to Party A and/or the Designated Person at any time;

2.2.13

if prior to Party C’s dissolution, Party A (or its Designated Person) has paid the purchase price to Party B with respect to the shares, but the change of business registration has not been completed, Party B shall, at the time of Party C’s dissolution or thereafter, deliver all proceeds received from residue property distribution arising from the shares held by it in Party C to Party A (or its Designated Person) free of charge in a timely manner, in which case, Party B shall not claim any right with respect to the proceeds received from residue property distribution (except for the right to be exercised as instructed by Party A);

2.2.14

it shall strictly observe the provisions of this Agreement and other agreements jointly or separately executed by and among Party B, Party C and Party A, perform its obligations hereunder and thereunder, and refrain from action/omission that may affect the effectiveness and enforceability hereof and thereof. If Party B still retains any right with respect to the shares under this Agreement or the Equity Pledge Agreements executed by and between the Parties hereto or the Power of Attorney of Party A, Party B shall not exercise such right unless as instructed by Party A in writing; and

2.2.15	at the request of Party A, it shall appoint any person designated by Party A as a director of Party C.

2.3	Party B1 and Party B3 undertake that:

2.3.1

they shall strictly observe the provisions of this Agreement and the Exclusive Consultation and Service Agreement, Equity Pledge Agreements and Power of Attorney jointly or separately executed by and among Party B, Party C and Party A, and reasonably exercise shareholder’s powers/rights, so as to enable Jinmushuihuotu Marketing to handle the matters of the partnership pursuant to this Agreement and procure Party B2 to perform its obligations under this Agreement and/or relevant documents.

3	Representations and Warranties

3.1	Party B and Party C hereby jointly and severally represent and warrant to Party A as of the date hereof and each share transfer date and asset transfer date:

3.1.1

they have the right and ability to execute and deliver this Agreement and any Transfer Agreement to which either of them is a party and which is entered into in respect of each transfer of the Purchased Shares or the Purchased Assets hereunder, and to perform their respective obligations under this Agreement and any Transfer Agreement. This Agreement and the Transfer Agreements to which either of them is a party, once executed, shall constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.1.2

the execution and delivery of this Agreement or any Transfer Agreement and the performance of their respective obligations under this Agreement or any Transfer Agreement shall not: (i) result in any violation of any applicable PRC laws; (ii) be in conflict with their articles of association or other constituent documents (if applicable); (iii) result in the violation of any agreement or legal document to which either of them is a party or which is binding upon them, or constitute any breach under any agreement or legal document to which either of them is a party or which is binding upon them; (iv) result in the violation of any condition (if applicable) for the grant and/or continued effectiveness of any license or approval issued to either of them; or (v) result in the suspension or revocation of or imposition of additional conditions to any license or approval issued to either of them;

3.1.3

Party B has a good and merchantable title to the shares held by it in Party C, subject to statutory transfer restriction. Party B has not created any security interest on the said shares, other than the security interest created hereunder and the pledge created over Party B’s shares under Party B’s equity pledge agreements;

3.1.4

Party C has the full title to the Purchased Assets under this Agreement, free of any lien, mortgage, pledge or any third party right, other than those that have been disclosed to Party A for which Party A’s written consent has been obtained;

3.1.5

Party C does not have any outstanding debts, except for legal debts incurred in the ordinary course of its business, and debts disclosed to Party A for which Party A’s written consent has been obtained;

3.1.6	Party C shall comply with all laws and regulations applicable to the acquisition of assets;

3.1.7

there are no ongoing, pending or threatened litigation, arbitration or administrative proceedings that are related to the shares held by Party B in Party C, Party C’s assets or Party C, or may have substantial effect on this Agreement or any Transfer Agreement; and

3.1.8	Party B has disclosed to Party A all events which may have material adverse effect on the performance of this Agreement.

4	Effective Date

4.1

This Agreement shall become effective as of the date of execution by the Parties (the “Effective Date”). The initial term hereof shall be ten (10) years. The Parties hereby agree and acknowledge that this Agreement shall be automatically renewed for ten (10) years upon the expiration of any term, unless otherwise expressly required by law (in which case Party A shall have the right to decide whether to renew this Agreement at its own discretion) or expressly required by Party A.

4.2

As of the effective date of this Agreement, this Agreement shall supersede the Exclusive Call Option Agreement dated June 29, 2018 among the Parties, which shall terminate automatically without prejudice to the liabilities of a defaulting party for breach under such agreement to other parties.

5	Liabilities for Breach

Unless otherwise provided herein, a default shall be constituted if a Party fails to fully perform or suspends to perform its obligations under this Agreement and fails to make corrections within thirty (30) days of the receipt of a notice from the other Party, or any of its representations and warranties hereunder is untrue, inaccurate or misleading.

If any Party hereto violates this Agreement or any of its representations and warranties hereunder, the non-defaulting Party may, by a written notice, require the defaulting Party to, within ten (10) days of the receipt of the notice, correct such default, take relevant measures to effectively and timely avoid damages , and continue to perform this Agreement. In case of damages, the defaulting Party shall indemnify the non-defaulting Party so as to make available to the non-defaulting Party all interests that should have been enjoyed by the non-defaulting Party as if this Agreement was performed.

If all Parties hereto violate this Agreement, the indemnity payable by each Party shall be determined based on the degree of their respective default.

6	Governing Law and Dispute Resolution

6.1	Governing Law

The execution, effectiveness, performance and interpretation of this Agreement and dispute resolution shall be governed by PRC law.

6.2	Dispute Resolution

Any disputes between the Parties arising from the interpretation and performance of any provisions hereof shall be resolved in good faith by them through consultation. If no agreement can be reached, any Party may submit such dispute to Shanghai International Economic and Trade Arbitration Commission (SHIAC) for arbitration in accordance with its arbitration rules then in force. The seat of arbitration shall be Shanghai. The arbitration shall be conducted in Chinese. The arbitral award shall be final and binding upon all Parties.

7	Taxes, Fees

7.1

Party B undertakes and guarantees to Party A that, Party B will bear all expenses incurred by share or asset transfer, and complete all formalities necessary for Party A and/or a third party designated by Party A to become a shareholder of Party C. Such formalities include, but are not limited to, assisting Party A in obtaining necessary approvals for share or asset transfer from government authorities, and submitting all necessary documents to relevant industrial and commercial administrative authorities.

7.2	The taxes incurred to the Parties during the performance of this Agreement shall be borne by the Parties themselves.

8	Notice

Notices or other communications required to be sent by any Party or company under this Agreement shall be in Chinese, and be delivered, in person, by mail or facsimile, to the addresses below or other designated addresses notified by other Parties from time to time. All notices, requirements or other communications sent pursuant to this Article shall be deemed as delivered: (i) if sent nationally by registered mail or certified mail, on the third (3rd) business day after posting and obtaining a voucher issued by the post office; (ii) if sent overseas by registered mail or certified mail, on the tenth (10th) business day after posting and obtaining a voucher issued by the post office; (iii) if by express delivery or in person, at the time of delivery to the said addresses; (iv) if by facsimile, at the time transmitted to the said facsimile numbers and when a successful delivery message is received; or (v) if by email, at the time the relevant email reaches the email inbox of the receiving Party.

Party A: Shanghai KunJia Technology Co., Ltd.

Address:

Facsimile:

Telephone:

Email:

Attention:

Party B1: Dinggui Yan

Address:

Telephone:

Facsimile:

Email:

Party B2: Shanghai Jinmushuihuotu Investment Center (Limited Partnership)

Address: Room A 578, No.5503 Yunchuan Road, Baoshan District, Shanghai

Facsimile:

Telephone:

Email:

Attention:

Party B3: Guanglin Zhang

Address:

Telephone:

Facsimile:

Email:

Party B4: Yuanle Wu

Address:

Telephone:

Facsimile:

Email:

Party C: Shanghai Jiayin Finance Technology Co., Ltd.

Address: Room 2257, Building No.5, No. 1630 Yecheng Road, Jiading Industrial Zone, Shanghai

Facsimile:

Telephone:

Email:

Attention:

9	Confidentiality Responsibility

9.1

The Parties agree that, any material and information obtained, learnt or accessed by a Party from other Parties due to the performance of this Agreement shall be confidential information (“Confidential Information”) which is of economic and commercial significance to providers, and the Parties undertake to take reasonable measures to keep it confidential; without prior written consent from the provider of the Confidential Information, no Confidential Information shall be leaked, granted or transferred to any third party (including cases where the receiver of the Confidential Information consolidates with, is merged by or is directly or indirectly controlled by the third party).

9.2	The above restriction shall not apply to:

9.2.1	information that becomes generally available to the general public at the time of disclosure;

9.2.2	information that becomes generally available to the general public after the disclosure through no fault on the part of a Party to this Agreement;

9.2.3	information that can be proved by a Party to have been in its possession before disclosure rather than obtained from the other Party, directly or indirectly; and

9.2.4

the Confidential Information that is required to be disclosed by a Party to relevant government authorities or stock exchanges in accordance with law, or is required to be disclosed to such Party’s direct legal counsel or financial advisor as necessary in ordinary operation.

9.3

Upon termination of this Agreement, the Parties shall dispose of any document, material or software containing the Confidential Information as required by the providers, and delete the Confidential Information from any relevant information storage device, and may not continue to use the same.

10	Further Assurance

The Parties agree to promptly execute such documents and take such further action as are reasonably required for or are conducive to the implementation of the provisions and purpose of this Agreement.

11	Miscellaneous

11.1	Alteration and Supplementation

No alteration of this Agreement shall be effective unless it is executed by the Parties in writing. Any amendment agreement and supplementary agreement hereto duly executed by the Parties shall constitute an integral part of this Agreement and shall have the same legal effect as this Agreement.

11.2	Compliance with Laws and Regulations

The Parties shall comply with and procure that their respective operation completely comply with all PRC laws and regulations that are duly published and publicly available.

11.3	Entire Agreement

Except for written amendments, supplements or modifications made after the execution hereof, this Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof, and shall supersede all prior agreements, contracts, understandings and communications among the Parties, oral or written, with respect to the subject matter hereof.

11.4	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.5	Language

This Agreement shall be prepared and executed in Chinese, in eight (8) counterparts, each Party holding one counterpart, the rest being maintained by the company, with equal legal effect.

11.6	Severability

If any provision or provisions of this Agreement is/are held to be invalid, illegal or unenforceable in any respect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect. The Parties shall, through amicable negotiations, replace such invalid, illegal or unenforceable provision or provisions with valid provision or provisions the economic effect of which shall be as close as possible to that of those invalid, illegal or unenforceable provision or provisions.

11.7	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assignees of the Parties.

11.8	Survival

11.8.1	Any obligation that occurs or is due as a result of this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination hereof.

11.8.2	The provisions of Article 5, 6, 8, 9 and this Article 11.8 hereof shall survive the termination of this Agreement.

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Party A: Shanghai KunJia Technology Co., Ltd. (stamp)

Legal representative: /s/ Dinggui Yan

Signature Page of the Exclusive Call Option Agreement

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Party B1: Dinggui Yan

/s/ Dinggui Yan

(signature)

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Party B2: Shanghai Jinmushuihuotu Investment Center (Limited Partnership) (stamp)

Managing partner: Shanghai Jinmushuihuotu Marketing and Planning Co., Ltd. (stamp)

Designated or authorized representative: /s/ Guanglin Zhang (signature)

Signature Page of the Exclusive Call Option Agreement

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Party B3: Guanglin Zhang

/s/ Guanglin Zhang

(signature)

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Party B4: Yuanle Wu

/s/ Yuanle Wu

(signature)

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Party C: Shanghai Jiayin Finance Technology Co., Ltd. (stamp)

Legal representative: /s/ Dinggui Yan

Signature Page of the Exclusive Call Option Agreement